Exhibit 99.1

NINTH SUPPLEMENT

TO

MASTER LOAN GUARANTY AGREEMENT

This NINTH SUPPLEMENT TO MASTER LOAN GUARANTY AGREEMENT (this “Ninth Supplement”) is made and entered into as of July 28, 2006, by and between THE EDUCATION RESOURCES INSTITUTE, INC. (“TERI”), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, with its principal place of business at Park Square Building, 6th Floor, 31 St. James Avenue, Boston, Massachusetts 02116 and THE FIRST MARBLEHEAD CORPORATION (“FMC”), a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor Boston, Massachusetts 02199-8157.  This supplements the MASTER LOAN GUARANTY AGREEMENT dated as of February 2, 2001, entered into by TERI and FMC, and previously supplemented in a First Supplement to Master Loan Guaranty Agreement dated February 1, 2002, a Second Supplement to Master Loan Guaranty Agreement dated January 1, 2004, a Third Supplement to Master Loan Guaranty Agreement dated as of May 1, 2004, a Supplement to Master Loan Guaranty Agreement 2004 S-1 dated June 1, 2004, a Fourth Supplement to Master Loan Guaranty Agreement dated October 1, 2004 (“Fourth Supplement”), a Fifth Supplement to Master Loan Guaranty Agreement dated October 6, 2005 (as amended in a First Amendment to Fifth Supplement dated November 16, 2005) (“Fifth Supplement”), a Sixth Supplement to Master Loan Guaranty Agreement dated September 30, 2005, a Seventh Supplement to Master Loan Guaranty Agreement dated December 15, 2005, and an Eighth Supplement to Master Loan Guaranty Agreement dated  May 1, 2006 (as so supplemented, the “MLGA”). Capitalized terms used herein without definition have the meanings set forth in the MLGA.

WHEREAS, a portion of the guaranty fees collected by TERI with regard to TERI-guaranteed loans included in a Securitization Transaction (the “Guaranty Fees”) are placed in the Pledged Account relating to such Securitization Transaction and not immediately available to TERI; and

WHEREAS, TERI desires the timing of its cash flows from Securitization Transactions to correspond to its costs of loan origination and other current operations; and

WHEREAS, in the Fourth Supplement, the parties agreed to modify the structure of future Securitization Transactions to assist TERI in this regard, in particular to provide TERI with the right to elect to reduce by 25 basis points (.25%) the percentage of Guaranty Fees placed in the Pledged Account; and

WHEREAS, in the Fifth Supplement, the parties agreed to further modify the structure of Securitization Transactions closing between October 6, 2005 and June 30, 2006 by, among other things, providing for an additional reduction of 65 basis points (.65%) in the percentage of Guaranty Fees placed in the Pledged Account for such Securitization Transactions; and

WHEREAS, TERI desires to elect to make adjustments to its cash and deferred cash revenues derived from Securitization Transactions closing between August 1, 2006, and June 30, 2007.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.             Definitions.

(a)           “Disbursement Administration Fee Percentage” shall mean the percentage of Guaranty Fees (expressed as a percentage of the gross loan amount at disbursement (including financed fees)) not placed in the Pledged Account, as set forth in Column 4a of Schedule 3.3 attached to each Guaranty Agreement between TERI and the entities whose loans are sold in the subject Securitization Transaction.

(b)           “Disbursement Administration Fees” shall mean the total amount of Guaranty Fees not placed in the Pledged Account, which amount shall equal the Disbursement Administration Fee Percentage multiplied by the gross loan amount at disbursement (including financed fees)) of loans included in the subject Securitization Transaction.

(c)           “Additional Administration Fee Election” shall mean a percentage equal to the Total Administration Fee Percentage minus 150 basis points (1.50%); provided that the Additional Administration Fee Election shall in no event exceed 90 basis points (.90%).

(d)           “Total Administration Fee Percentage” shall mean the percentage of Guaranty Fees (expressed as a percentage of the gross loan amount at disbursement (including financed fees)) not placed in the Pledged Account, calculated as the sum of the Disbursement Administration Fee Percentage and any Additional Administration Fee Election. The Total Administration Fee Percentage shall be between 1.50% and 2.40%, as elected by TERI prior to each Securitization Transaction as set forth in this Ninth Supplement.

(e)           “Total Administration Fees” shall mean the total amount of Guaranty Fees not placed in the Pledged Account, which amount shall equal the Total Administration Fee Percentage multiplied by the gross loan amount at disbursement (including financed fees) of TERI-guaranteed loans included in the subject Securitization Transaction.

2.             Amount of Fee; TERI Election.  For each Securitization Transaction closing between August 1, 2006 and June 30, 2007, TERI shall make its Additional Administration Fee Election in a writing delivered to FMC no later than eight weeks prior to the scheduled closing date of a subject Securitization Transaction.  Such notice shall set forth the amount of the Disbursement Administration Fee Percentage and corresponding Additional Administration Fee Election for the subject Securitization Transaction. TERI shall deliver its first such written election no later than August 1, 2006. FMC shall provide to TERI notice of the scheduled closing date of each Securitization Transaction, orally or in writing, no less than ten (10) weeks prior to the scheduled closing date. Upon receipt of any written election by TERI pursuant to this Ninth

Supplement, FMC shall in good faith attempt to structure the subject Securitization Transaction to accommodate TERI’s election. If, as a result of marketing factors, rating agency concerns or otherwise, FMC is unable to accommodate such election, as determined by FMC in its sole discretion, the Total Administration Fee Percentage shall be the Disbursement Administration Fee Percentage and the Total Administration Fees shall equal the Disbursement Administration Fees.

3.             Equity Adjustment. TERI agrees that for each Securitization Transaction for which TERI makes an Additional Administration Fee Election, the parties shall adjust their relative ownership percentages of residual equity interests in the Purchaser Trust that are set forth in section 3.02 of the MLGA. Such adjustment shall result in an increase in such ownership percentage of FMC, and a decrease in such ownership interest of TERI, in an amount equal to the amount of the Additional Administration Fee Election multiplied by the gross loan amount at disbursement (including financed fees) of TERI-guaranteed loans included in the subject Securitization Transaction, discounted to present value using a 12% discount factor.

4.             Transfer and Reconciliation.

(a) If the amount of the Total Administration Fees exceeds the amount of Disbursement Administration Fees, FMC shall structure each Securitization Transaction such that the Total Administration Fees, less Disbursement Administrative Fees, are released to TERI from the Pledged Account at the time that the amount of the Pledged Account is transferred to the Purchaser Trust. The payment shall be computed based upon the principal amount of TERI-guaranteed loans as estimated on the closing date of any Securitization Transaction and shall be reconciled based on final portfolio information in conjunction with reconciliation of the Securitization Transaction generally.

(b) If the amount of the Total Administrative Fees equals the amount of Disbursement Administration Fees, no funds shall be released to TERI from the Pledged Account at the time of the subject Securitization Transaction.

(c) If the amount of the Total Administration Fees is less than the amount of Disbursement Administration Fees (for example, if the Total Administration Fee Percentage is 1.50% and the Disbursement Fee Percentage is 1.75%), the difference shall be withheld from guaranty fees otherwise due to TERI at the time of the Securitization Transaction and placed into the Pledged Account. The amount withheld shall be computed based upon the principal amount of TERI-guaranteed loans as estimated on the closing date of any Securitization Transaction and shall be reconciled based on final portfolio information in conjunction with reconciliation of the Securitization Transaction generally.

5.             Effect on Other Agreements. This Ninth Supplement supersedes the Fourth Supplement and the Fifth Supplement prospectively in their entirety; commitments already made pursuant to the Fourth Supplement and the Fifth Supplement shall be performed in accordance with the terms of the Fourth Supplement and/or the Fifth Supplement, as applicable. With respect to Securitization Transactions closed after July 1, 2006, the Fourth Supplement and Fifth

Supplement shall have no force or effect. Except as set forth in the preceding two sentences, and as supplemented herein, the MLGA, as amended, shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date provided above.

THE FIRST MARBLEHEAD CORPORATION		THE EDUCATION RESOURCES
INSTITUTE, INC.

By:	/s/ Anne P. Bowen	By:	/s/ William Davidson

Its:	Executive Vice President	Its:	Chief Financial Officer